UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
March 4, 2009

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
(Address of principal executive offices)     (Zip Code)
(704) 557-4400

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Annual Bonus Plan. On March 4, 2009, the Compensation Committee of the Board of Directors approved performance criteria and target incentive awards under the Company’s Annual Bonus Plan for fiscal year 2009. For fiscal year 2009, each participant in the Annual Bonus Plan will be eligible to receive a cash incentive award based on the Company’s achievement of specified performance goals with respect to (1) revenue (weighted at 25%), (2) earnings before interest and taxes (weighted at 50%) and (3) net debt reduction (weighted at 25%).
     Each participant was assigned a target incentive award based on a percentage of base salary. The Compensation Committee approved the following base salary percentages for the named executive officers: Mr. Harrison—100%, Mr. Elmore—100%, Mr. Flint—85%, Mr. Westphal—60% and Mr. Harris—50%.
     Payments earned under the Annual Bonus Plan for 2009 will range from 0% to 150% of the target incentive award based on the achievement of threshold, target or maximum performance goals with respect to each performance measure. Any awards under the Annual Bonus Plan will be paid in early 2010 based on the Company’s audited financial statements for fiscal year 2009.
     Long-Term Performance Plan. On March 4, 2009, the Compensation Committee of the Board of Directors approved performance criteria and target incentive awards under the Company’s Long-Term Performance Plan. Each participant in the Long-Term Performance Plan will be eligible to receive a cash incentive award based on the Company’s achievement of specified performance goals for fiscal years 2009 through 2011 with respect to the following performance measures: (1) average revenue (weighted at 20%), (2) average earnings per share (weighted at 30%), (3) average return on total assets (weighted at 20%) and (4) average debt/operating cash flow (weighted at 30%).
     Each participant was assigned a target incentive award based on a percentage of base salary. The Compensation Committee approved the following base salary percentages for the named executive officers: Mr. Elmore—100%, Mr. Flint—75%, Mr. Westphal—60% and Mr. Harris—50%.
     Payments earned under the Long-Term Performance Plan for 2009 through 2011 will range from 0% to 150% of the target incentive award based on the achievement of threshold, target or maximum performance goals with respect to each performance measure. Any awards under the Long-Term Performance Plan will be paid in early 2012 based on the Company’s audited financial statements for fiscal years 2009 through 2011.
     Additional information about the Company’s Annual Bonus Plan and Long-Term Performance Plan is available in the Company’s Definitive Proxy Statements filed with the Securities and Exchange Commission. Copies of each plan are available in the Company’s Definitive Proxy Statement filed on March 27, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED (REGISTRANT)
Date: March 10, 2009	BY:	/s/ James E. Harris
James E. Harris
Principal Financial Officer of the Registrant and Senior Vice President and Chief Financial Officer

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